Exhibit 10.1

SIXTH AMENDMENT, WAIVER & CONSENT

This Sixth Amendment, Waiver & Consent (this “Amendment”) dated as of July 31, 2009 (the “Sixth Amendment Effective Date”) is by and among MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”, MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), the financial institutions and other Persons whose signatures appear below as Lenders, Société Générale, as Issuing Bank, and Société Générale, as Administrative Agent.

PRELIMINARY STATEMENTS

A.            Reference is made to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent, as amended by the First Amendment dated as of March 11, 2009, the Second Amendment & Waiver dated as of May 15, 2009, the Third Amendment & Waiver dated as of May 29, 2009, the Fourth Amendment & Waiver dated as of June 8, 2009 and the Fifth Amendment dated as of June 15, 2009 (as amended through the date hereof, the “Credit Agreement”).  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default if the Parent fails to initiate on or before June 26, 2009 the commencement of an exchange offer to the holders of the Senior Notes on terms necessary to meet the conditions specified in the financing proposal the Lenders received from the Borrowers (the “June 26 Milestone Requirement”).  As of the date hereof, a purported Event of Default may have occurred and be continuing due to the Parent’s failure to comply with the June 26 Milestone Requirement (the “June 26 Default”).

C.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default if the Borrowers fail to deliver to the Administrative Agent and the Lenders, on or before July 17, 2009, a commitment letter providing for the refinancing in full of the Obligations on or before July 31, 2009 (the “July 17 Milestone Requirement”).  As of the date hereof, a purported Event of Default may have occurred and be continuing under Section 7.01(m) of the Credit Agreement due the Borrowers’ failure to comply with the July 17 Milestone Requirement (the “July 17 Default”).

D.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default if the Senior Notes Exchange Offer is extended to expire after July 27, 2009 without holders of a sufficient amount of the Senior Notes to make the Senior Notes Exchange Offer effective having accepted the Senior Notes Exchange Offer.  The extension by the Parent on July 28, 2009 of the Senior Notes Exchange Offer to August 1, 2009 constituted an Event of Default under Section 7.01(m) of the Credit Agreement, and such Event of Default is continuing as of the date hereof (the “July 27 Default”).

E.             Section 2.14(e) of the Credit Agreement provides that if any Letters of Credit are outstanding or drawn and not reimbursed on the fifth Business Day prior to the Maturity Date, the Borrowers shall on or before such date either pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letters of Credit or provide the Issuing Bank with a substitute letter of credit naming the Issuing Bank as beneficiary with a face amount equal to 105% of the aggregate Letter of Credit Exposure allocable to such outstanding Letters of Credit (collectively, the “Cash Collateralization Requirement”).  As of the date hereof, the Borrowers have failed to comply with the Cash Collateralization Requirement (other than the compliance in part with the Cash Collateralization Requirement resulting from the Borrowers’ compliance with Section 5.18 of the Credit Agreement as of the date hereof), and as a result an Event of Default has occurred and is continuing under Section 7.01(a) of the Credit Agreement (the “Cash Collateral Default”, and together with the June 26 Default (if any), the July 17 Default (if any) and the July 27 Default, collectively, the “Sixth Amendment Defaults”).

F.             The Borrowers have requested that the Lenders, the Issuing Bank and the Administrative Agent amend the Credit Agreement as set forth in this Amendment and waive the Sixth Amendment Defaults to the extent provided herein.

G.            The Lenders party hereto, constituting all of the Lenders under the Credit Agreement, the Issuing Bank and the Administrative Agent are willing to amend the Credit Agreement and waive the Sixth Amendment Defaults, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Credit Agreement.

(a)           Amendments to Section 1.01.

(i)            The following new definitions are hereby added in the appropriate alphabetical order to read as follows:

“Commercial Term Sheet” means the final term sheet evidencing the proposed commodity supply arrangements among the Refinance Party, the Parent and the Borrowers, acknowledged to be in the late stages of negotiation among such Persons pursuant to the Sixth Amendment Acknowledgement Letter.

“Equity & Intercreditor Term Sheets” means, collectively, the Equity Term Sheet and the term sheet regarding Intercreditor Arrangements attached as exhibits to the Sixth Amendment Acknowledgment Letter.

“Exchange Offering Memo” means the MxEnergy Holdings Inc. Confidential Offering Memorandum and Consent Solicitation Statement dated June 26, 2009.

“Lock-Up Agreement” means the Lock-Up, Support and Voting Agreement dated as of June 26, 2009 among the Parent and the holders of the Senior Notes party thereto.

“Refinance Party” means the Person identified in the Term Sheets and which, upon the closing of the Refinance Transaction, would provide the services to the Borrowers described in the Term Sheets and in the definition of “Refinance Transaction”.

“Refinance Transaction” means the proposed transaction between the Refinance Party and the Borrowers that is described in the Term Sheets and that would provide for the refinancing in full of the Obligations and delivery to the Issuing Bank of a back-to-back letter of credit in favor of the Issuing Bank on or before August 31, 2009.

“Senior Notes Exchange Offer” means the exchange offer for the Senior Notes commenced by the Parent pursuant to the Exchange Offering Memo.

“Sixth Amendment” means the Sixth Amendment & Waiver, dated as of July 31, 2009, to the Agreement, by and among the Borrowers, the Parent, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent.

“Sixth Amendment Acknowledgment Letter” has the meaning given to such term in the Sixth Amendment.

“Sixth Amendment Effective Date” means the date upon which the Sixth Amendment becomes effective in accordance with its terms.

“Term Sheets” means, collectively, the Equity & Intercreditor Term Sheets and the Commercial Term Sheet.

(ii)           The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means August 18, 2009; provided that, if on or prior to August 14, 2009 the Administrative Agent has received (a) a fully executed copy of a commitment letter from the Refinance Party to MxEnergy and/or the Parent which (i) provides that the Refinance Party’s obligations thereunder are not subject to the completion of due diligence by the Refinance Party, (ii) describes a transaction that meets the definition of “Refinance Transaction”, and (iii) is in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion, (b) effective amendments to the Exchange Offering Memo and the Lock-Up Agreement, in each case (i) containing terms substantially consistent with the Term Sheets and other terms agreed to (pursuant to evidence reasonably satisfactory to the Administrative Agent and the Majority Lenders) by the Parent, the Refinance Party and the holders of the Senior Notes, (ii) extending the expiration date of the Senior Notes Exchange Offer to a date no later than August 28, 2009, (iii) identifying the Refinance Party by name and (iv) in form and substance reasonably satisfactory to the Administrative Agent and the Majority

Lenders, and (c) evidence satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion that all consents, approvals and notices set forth on Part A of Schedule I to the Sixth Amendment have been obtained or made on or prior to such date, then the Maturity Date shall be extended to August 31, 2009.

(iii)          The last sentence of the definition of “Revolving Commitment” is hereby amended in its entirety to read as follows:

The initial aggregate amount of the Revolving Commitments on the Closing Date is $244,600,000.00 and reduces to $230,000,000.00 on the First Amendment Effective Date, $210,000,000.00 on March 31, 2009, $185,000,000.00 on April 30, 2009, $135,000,000.00 on the Second Amendment Effective Date, $115,000,000.00 on the Fifth Amendment Effective Date, and $94,000,000.00 on the Sixth Amendment Effective Date.

(iv)          The definition of “Trigger Event” is hereby amended in its entirety to read as follows:

“Trigger Event” means the occurrence of any of the following:

(a)           at or prior to 9:00 a.m. New York City time on August 3, 2009, the Parent fails to deliver to the Administrative Agent effective extensions of the Senior Notes Exchange Offer extending the expiration date of the Senior Notes Exchange Offer to a date no later than August 14, 2009;

(b)           on or prior to August 7, 2009, the Parent or MxEnergy fails to deliver to the Administrative Agent a letter from the Refinance Party confirming to the effect that the Refinance Party actively continues to negotiate definitive documentation in good faith with the Parent and the Borrowers on the Refinance Transaction and that the Refinance Party’s due diligence investigation of the Borrowers’ business has not identified any materially adverse matters in the judgment of the Refinance Party;

(c) on or prior to August 7, 2009, the Parent or MxEnergy fails to deliver (w) to Bracewell & Giuliani LLP, the Commercial Term Sheet; (x)  to the Administrative Agent, a certificate from an authorized officer of the Parent certifying that the Commercial Term Sheet (i) evidences that any collateral to be provided to the Refinance Party in connection with Refinance Transaction shall specifically exclude the LC Cash Collateral Account and the “Cash Collateral” (as defined in the Amended DACA (as defined in the Sixth Amendment)), and (ii) enables a refinancing in full of the Obligations and permits MxEnergy to request the issuance of letters of credit in a face amount sufficient to enable the Borrowers to comply with Section 2.14(e)(ii); and (y) to the Administrative Agent, a written agreement among the Refinance Party, the Parent and the Borrowers confirming that (i) such Commercial Term Sheet represents the agreement of such Persons as to the matters contained therein, (ii) no other material matters in connection with the Senior Notes Exchange Offer or the Refinance Transaction remain outstanding as between such Persons, and (iii) such Commercial Term Sheet is not inconsistent in any manner with the Equity & Intercreditor Term Sheets;

(d)           on or prior to August 28, 2009, holders of at least 90% of the outstanding principal amount of the Senior Notes (excluding Senior Notes owned by the Parent) shall not have validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer, as modified pursuant to the amendment to the Exchange Offering Memo described in the definition of “Maturity Date”;

(e)           the Senior Notes Exchange Offer or the Exchange Offering Memo (i) expires or is terminated without holders of a sufficient amount of the Senior Notes to make the Senior Notes Exchange Offer effective having validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer, or (ii) is amended or otherwise modified in any manner (unless amended or otherwise modified (x) as required in the Sixth Amendment to cause the occurrence of the Sixth Amendment Effective Date, (y) as described in the definition of “Maturity Date” (i.e., to make any changes required to reflect the terms set forth in the Term Sheets and to extend the expiration date of the Senior Notes Exchange Offer to a date no later than August 28, 2009) or (z) solely to extend the expiration date of the Senior Notes Exchange Offer such that it is consummated and settled simultaneously with the closing of the Refinance Transaction); or

(f)            the Parent or a Borrower receives a notice of or becomes aware of a termination or abandonment by the Refinance Party of the Refinance Transaction, or a significant change in structure that could reasonably be expected to delay the closing thereof to after August 31, 2009, or the Parent, a Borrower or any of their respective Subsidiaries takes any action to terminate or abandon the Refinance Transaction, or fails to take any action which failure has the effect of terminating or abandoning the Refinance Transaction.

(b)           Amendments to Section 2.14:

(i)            The first sentence of Section 2.14(a) is hereby amended by (x) replacing the reference therein to “30 days before the Maturity Date” with the following: “August 11, 2009 or, if the Maturity Date has been extended to August 31, 2009 in accordance with the definition of “Maturity Date”, August 27, 2009” and (y) replacing the references therein to “issue, increase or extend”, “issued, increased or extended”, and “issuance, increase or extension” to “issue, increase, amend, renew or extend,” “issued, increased, amended, renewed or extended”, and “issuance, increase, amendment, renewal or extension”, respectively.

(ii)           Section 2.14(a)(ii) is hereby amended in its entirety as follows:

(ii) unless such Letter of Credit has an expiration date not later than the earliest of (A) one year after the date of issuance thereof, (B) except as provided in clause (C), October 31, 2009, and (C) with respect to Letters of Credit in an aggregate outstanding face amount of up to $40,000,000 only, January 31, 2010; provided that (x) any such Letter of Credit with a one-year tenor may expressly provide that it is renewable at the option of the Issuing Bank for additional one-year periods (which shall in no event extend beyond January 31, 2010) if such Letter of Credit is cancelable upon at least 30 days’ notice given by the Issuing Bank to the beneficiary of such Letter of Credit and (y) no Letter of Credit issued, increased, amended, extended or renewed on or after the Sixth Amendment Effective Date may have an expiration date that is later than October 15, 2009, except that Letters of Credit issued, increased, amended, extended or renewed after the Maturity Date has been extended to August 31, 2009 pursuant to the proviso set forth in the definition of “Maturity Date” may have an expiration date that is later than October 15, 2009 (but not later than November 15, 2009) so long as the aggregate face amount of such Letters of Credit (as so issued, increased, amended, extended or renewed) is not in excess of $10,000,000 (and, for avoidance of doubt, any such issuance, increase, amendment, extension or renewal shall constitute a usage of, and require availability under, the basket set forth in clause (C) of this clause (ii), as applicable);

(iii)          Section 2.14(e) is hereby amended in its entirety as follows:

(e)           Prepayments of Letters of Credit.  In the event that any Letters of Credit shall be outstanding or shall be drawn and not reimbursed on the second Business Day prior to the Maturity Date then in effect, then the Administrative Agent or the Majority Lenders shall be entitled to direct the Borrowers to (and the Borrowers shall, in accordance with such direction) on or after such date either (i) jointly and severally, pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letters of Credit to be held in the LC Cash Collateral Account and applied in accordance with the Amended and Restated Deposit Account Control Agreement required to be executed by MxEnergy on the Sixth Amendment Effective Date, or (ii) provide the Issuing Bank with a substitute letter of credit naming the Issuing Bank as beneficiary, in form and substance and from a financial institution satisfactory to the Issuing Bank, with a face amount equal to 105% of the aggregate Letter of Credit Exposure allocable to such outstanding Letters of Credit, or (iii) provide the Administrative Agent with any combination of the foregoing as the Administrative Agent shall elect in its sole discretion; provided that if the Maturity Date has been extended pursuant to the proviso in the definition of “Maturity Date”, the Administrative Agent or the Majority Lenders shall be entitled to direct the Borrowers as set forth above (and the Borrowers shall comply with such directions) in the event that any Letters of Credit shall be outstanding or shall be drawn and not reimbursed on August 28, 2009.

(c)           Amendment to Section 6.27.  Section 6.27 is hereby amended in its entirety as follows:

Section 6.27.          Natural Gas Inventory.  Permit the aggregate amount of natural gas inventory for the Loan Parties to exceed: (a) 4.2 Bcf on any day in the month of May 2009, (b) 5.1 Bcf on any day in the month of June 2009, (c) 5.6 Bcf on any day in the month of July 2009, or (d) 6.1 Bcf on any day in the month of August 2009.

(d)           Amendments to Section 7.01:

(i)            Section 7.01(c) is hereby amended by inserting “2.14(e)” immediately before “5.01” where such Section reference appears therein; and

(ii)           Section 7.01(n) is hereby amended by replacing the period at the end thereof with “; or” and inserting the following thereafter:

(o)  Adverse Regulatory Action.  Any governmental or regulatory body having jurisdiction or any LDC shall take any adverse action (in the sole judgment of the Majority Lenders) against the Parent, a Borrower or any of their respective Subsidiaries.

(e)           Amendment to Section 10.01.  Section 10.01(c) is hereby amended in its entirety as follows:

(c)(i) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; or (ii) postpone any date fixed by Section 2.14(e) for cash collateralization of, or provision of a substitute letter of credit naming the Issuing Bank as beneficiary with respect to, the aggregate Letter of Credit Exposure allocable to Letters of Credit outstanding on such date, without the written consent of each Lender;

(f)            Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement is hereby amended as attached hereto as Annex I.

Section 2.               Waiver.

(a)           The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the June 26 Default (if any), the July 17 Default (if any), the July 27 Default and the Cash Collateral Default.  The foregoing waivers shall relate back to, and be deemed effective as of, the date of the occurrence of the applicable Default (if any).

(b)           The waivers by the Lenders described in this Section 2 are contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and are limited to the Sixth Amendment Defaults.  Such waivers are limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(m) or Section 2.14(e) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.               Consent.  The Lenders hereby consent to the execution and delivery of the Amended DACA (as defined below) by the parties thereto.

Section 4.               Conditions to Effectiveness.  This Amendment shall be effective as of the Sixth Amendment Effective Date when the Administrative Agent shall have received each of the following:

(a)           counterparts of this Amendment, duly executed by each Loan Party and each Lender;

(b)           an effective extension to the Exchange Offering Memo (i) extending the expiration date of the Senior Notes Exchange Offer to a date no later than August 1, 2009, and (ii) in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion;

(c)           in immediately available funds for the benefit of each Lender, a non-refundable fee calculated as a percentage of such Lender’s Revolving Commitment immediately after giving effect to this Amendment, with such percentage equal to the greater of (i) 1.0% and (ii) the percentage obtained by dividing (x) the aggregate fees that are paid to the Secured Counterparty in consideration for the amendment or waiver described in paragraph (d) below by (y) $35,000,000 (provided, that, this condition precedent shall be deemed to have not been satisfied in the event that any Lender receives a fee or fees in connection with this Amendment or the transactions contemplated hereby greater than the fee contemplated by this Section 4(c));

(d)           a duly executed amendment or waiver to the Master Transaction Agreement which shall be effective and shall amend the Master Transaction Agreement or waive the provisions thereof (i) to extend the date required for a Liquidity Event to August 31, 2009, (ii) to extend the Borrowers’ ability to obtain hedging on an unmargined basis in accordance with the terms of the Master Transaction Agreement through August 18, 2009 (and providing for a further automatic extension to August 31, 2009 upon the satisfaction of certain conditions substantially similar to those contained in the proviso set forth in the definition of “Maturity Date”), (iii) to modify the definition of “Milestone” therein to conform in all material respects to the definition of “Trigger Event” in this Amendment, and (iv) which shall otherwise be satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion;

(e)           counterparts of the Amended and Restated Deposit Account Control Agreement attached hereto as Exhibit A (the “Amended DACA”), duly executed by MxEnergy;

(f)            (i) an acknowledgement letter attaching the Equity & Intercreditor Term Sheets as exhibits and signed by each of the Refinance Party, the holders of Senior Notes parties to the Lock-Up Agreements, the Parent and the Borrowers (the “Sixth Amendment Acknowledgement Letter”) confirming to the effect that the Equity & Intercreditor Term Sheets represent the basis of definitive documents to be negotiated and agreed among such Persons and that the principal business terms of the commodity supply arrangements are in the late stages of negotiation among the Refinance Party, the Parent and the Borrowers, and (ii) a certificate of the Secretary or Assistant Secretary of the Parent dated as of the Sixth Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Parent approving the Refinance Transaction as described in the Term Sheets; and

(g)           confirmation that (i) the Borrowers shall have paid to the Administrative Agent (or directly to its counsel or consultants) all amounts invoiced on or prior to the Sixth Amendment Effective Date for fees and expenses due and payable to the Administrative Agent including the reasonable fees and expenses of counsel and consultants to the Administrative Agent and/or (ii) that the Borrowers shall have paid an amount to each of Bracewell & Giuliani LLP, Hughes Hubbard & Reed LLP and Goldin Inc. such that each such Person holds as a retainer an amount equal to at least $75,000.

Section 5.               Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Sixth Amendment Effective Date (after giving effect to this Amendment):

(a)           all representations and warranties of such Loan Party contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Sixth Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)           no Default has occurred and is continuing; and

(c)           (i) Part A of Schedule I attached hereto lists all approvals, consents or notices required to be obtained or made by any Loan Party from or to any governmental or regulatory body having jurisdiction or any LDC as a result of the Senior Notes Exchange Offer prior to the closing of such Senior Notes Exchange Offer, (ii) Part B of Schedule I attached hereto lists all other approvals, consents or notices required to be obtained or made by any Loan Party from or to any governmental or regulatory body having jurisdiction or any LDC as a result of the Senior Notes Exchange Offer; and (iii) all such approvals, consents and notices have been made or obtained as of the Sixth Amendment Effective Date, or such Schedule I lists the status thereof as of the Sixth Amendment Effective Date.

Section 6.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 7.               Release; Acknowledgement of Debt.

(a)           As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank, and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Sixth Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower or Guarantor may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Amendment, the Credit Agreement, as amended hereby, or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Credit Agreement, as amended hereby.

(b)           As of 9 a.m. New York time on the Sixth Amendment Effective Date, (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Bridge Loans is $5,400,000.00; and (ii) the aggregate undrawn face amount of the Letters of Credit is $92,990,908.65.

Section 8.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 9.               Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 10.             Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 11.             Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Sixth Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

MXENERGY ELECTRIC INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY CAPITAL CORP.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

MXENERGY SERVICES INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/ BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/ CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as Issuing Bank

By:	/s/ BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/ CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/ BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/ CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/ STEVEN MARKUNAS
Name:	Steven Markunas
Title:	Assistant Vice President

CoBANK, ACB

By:	/s/ DALE KEYES
Name:	Dale Keyes
Title:	Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/ MELISSA JAMES
Name:	Melissa James
Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ DAVID MAIORELLA
Name:	David Maiorella
Title:	Senior Vice President

ALLIED IRISH BANKS p.l.c.

By:	/s/ VAUGHN BUCK
Name:	Vaughn Buck
Title:	Executive Vice President

By:	/s/ AIDAN LANIGAN
Name:	Aidan Lanigan
Title:	Vice President

RZB FINANCE LLC

By:	/s/ ASTRID WILKE
Name:	Astrid Wilke
Title:	Vice President

By:	/s/ HERMINE KIROLOS
Name:	Hermine Kirolos
Title:	Group Vice President

DENHAM COMMODITY PARTNERS FUND LP

	By:	DENHAM COMMODITY PARTNERS GP
LP, its General Partner

	By:	DENHAM GP LLC, its General Partner

	By:	/s/ PAUL WINTERS
	Name:	Paul Winters
	Title:	Authorized Signatory

By:	/s/ Jeffrey A. Mayer
Name:	Jeffrey A. Mayer

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh

By:	/s/ Carole Artman-Hodge
Name:	Carole Artman-Hodge

Exhibit A

AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT

This Amended and Restated Deposit Account Control Agreement is entered into as of July 31, 2009 (this “Agreement”) among MxEnergy Inc., a Delaware corporation (the “Grantor”), Société Générale, as administrative agent under the Credit Agreement described below (the “Administrative Agent”), Société Générale, as Issuing Bank under the Credit Agreement described below (the “Issuing Bank”), and Société Générale (the “Bank”), with respect to the following:

A.            The Bank has agreed to establish and maintain for the Grantor the time deposit account titled “MXE LC Cash Collat. Acct.”, with Account No. 199508 (such time deposit account, the “LC Cash Collateral Account” and, together with any other time or other deposit account that the Bank has previously established or may at any time hereafter establish for the Grantor as collateral security for the obligations of the Grantor under the Credit Agreement described below, as such may be renumbered, herein called the “Blocked Accounts”).

B.            The Grantor, the lenders party thereto, and the Administrative Agent, have entered into the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

C.            The Grantor, the other guarantors party thereto, and the Administrative Agent for the ratable benefit of itself and the other Secured Parties have entered into the First Amended and Restated Security Agreement dated as of August 1, 2006 (as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

D.            Pursuant to the requirements of the Credit Agreement and the Security Agreement, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in each such Blocked Account, all checks and other payment instructions (individually, a “Check”; collectively, the “Checks”) deposited in any such Blocked Account from time to time, all funds deposited in any such Blocked Account from time to time, and all proceeds of any thereof (the foregoing collectively referred to herein as the “Cash Collateral”).

E.             The Grantor, the Administrative Agent and the Bank previously executed the Deposit Account Control Agreement dated May 14, 2009 (the “Existing Agreement”) to perfect the security interest of the Administrative Agent for the benefit of the Secured Parties in the Cash Collateral and to provide for the disposition of net proceeds of Checks deposited in any Blocked Account, and it is a condition to the Sixth Amendment Effective Date that the Existing Agreement be amended and restated in its entirety as set forth herein.

Accordingly, the Grantor, the Administrative Agent and the Bank each agree as follows:

Section 1.               Definitions and Interpretation.

(a)           All capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to such terms by the Credit Agreement.  Any terms used in this Agreement that are defined in the Security Agreement and not otherwise defined herein or in the Credit Agreement shall have the meanings assigned to those terms in the Security Agreement.  The incorporation by reference of terms defined in and provisions set forth in the Credit Agreement or any other Loan Document shall survive the Maturity Date and any expiration or termination of the Credit Agreement or such Loan Document until this Agreement is terminated as provided in Section 16 hereof.

(b)           As used herein, the following terms shall have the following meanings:

(i) “Applicable Secured Parties” shall mean the Secured Parties; provided that, as of the Maturity Date or the date of any expiration or termination of the Credit Agreement in accordance with its terms, so long as the Borrowers have either (i) jointly and severally paid to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to all Letters of Credit outstanding on such date, or (ii) provided the Issuing Bank with a substitute letter of credit naming the Issuing Bank as beneficiary, in form and substance and from a financial institution satisfactory to the Issuing Bank, with a face amount equal to 105% of the aggregate Letter of Credit Exposure allocable to such outstanding Letters of Credit on such date, or (iii) provided the Administrative Agent with any combination of the foregoing as the Administrative Agent shall have elected in its sole discretion, “Applicable Secured Parties” shall mean only the following Secured Parties:  the Administrative Agent and the Issuing Bank.

(ii) “Applicable Secured Obligations” shall mean the Secured Obligations; provided that, as of the Maturity Date or the date of any expiration or termination of the Credit Agreement in accordance with its terms, so long as the Borrowers have either (i) jointly and severally paid to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to all Letters of Credit outstanding on such date, or (ii) provided the Issuing Bank with a substitute letter of credit naming the Issuing Bank as beneficiary, in form and substance and from a financial institution satisfactory to the Issuing Bank, with a face amount equal to 105% of the aggregate Letter of Credit Exposure allocable to such outstanding Letters of Credit on such date, or (iii) provided the Administrative Agent with any combination of the foregoing as the Administrative Agent shall have elected in its sole discretion, “Applicable Secured Obligations” shall mean only the following Secured Obligations:  the obligations of the Borrowers under this Agreement and under the Loan Documents, in each case in connection with the Letters of Credit, including the Reimbursement Obligations and the Grantor’s obligations pursuant to Section 6 of this Agreement.

Section 2.               Grant of Security Interest.

(a)           The Grantor hereby (i) confirms the grant made pursuant to the Security Agreement and the Existing Agreement, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Applicable Secured Obligations, of a first priority security interest in the Cash Collateral in favor of the Administrative Agent for the

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benefit of the Applicable Secured Parties, and (ii) represents and warrants to the Administrative Agent and the Bank that it has not assigned or granted a security interest the Cash Collateral or any portion thereof, except to the Administrative Agent subject to this Agreement and Permitted Liens in favor of Société Générale, as Secured Counterparty, and Denham Commodity Partners Fund LP, in each case, the priority of which is governed by the Intercreditor Agreement.

(b)           The Grantor covenants that it will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, all or any part of the Cash Collateral; or (ii) create, incur or permit to exist any lien, security interest, pledge, assignment, charge encumbrance, or option of any kind in favor of, or any claim of, any person with respect to any of the Cash Collateral, other than the security interest of the Administrative Agent subject to this Agreement and Permitted Liens in favor of Société Générale, as Secured Counterparty, and Denham Commodity Partners Fund LP, in each case, the priority of which is governed by the Intercreditor Agreement.

(c)           The Grantor will maintain the security interest in the Cash Collateral created by the Security Agreement and the Existing Agreement as a first priority, perfected security interest and defend the right, title and interest of the Administrative Agent, for the benefit of the Applicable Secured Parties, in and to the Cash Collateral against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of financing statements under the UCC.

Section 3.               Deposit of Funds.  As of the date of this Agreement, the Borrowers have deposited in the LC Cash Collateral Account an amount in immediately available funds equal to $75,000,000.  After the date of this Agreement, the Grantor shall be required to deposit and maintain in the LC Cash Collateral Account (a) prior to the Full Collateralization Date (as defined below), an amount equal to $75,000,000, and (b) on the date upon which the Borrowers are required to deposit funds in the LC Cash Collateral Account or provide a provide a substitute letter of credit to the Issuing Bank pursuant to any of Sections 2.14(e), 7.02 or 7.03 of the Credit Agreement (such date, the “Full Collateralization Date”) and on each day after the Full Collateralization Date until the Termination Date (as defined below), an amount equal to (i) 105% of the Letter of Credit Exposure allocable to all Letters of Credit outstanding on such day minus (ii) the aggregate face amount of any substitute letter(s) of credit provided by the Grantor to the Issuing Bank (at the direction of or with the consent of the Administrative Agent) which names the Issuing Bank as beneficiary and which is in full force and effect on such day (which letter of credit is in form and substance and from a financial institution satisfactory to the Issuing Bank and which otherwise complies with Section 2.14(e)(ii) of the Credit Agreement).

Section 4.               Control over Blocked Accounts and Cash Collateral. This Agreement evidences the Administrative Agent’s complete control over each Blocked Account and the Cash Collateral.  Notwithstanding anything to the contrary in any agreement between the Bank and the

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Grantor governing any Blocked Account, the Bank will comply with, and is fully entitled to rely upon, instructions originated by the Administrative Agent as set forth herein directing the withdrawal or disposition of funds in any Blocked Account or as to any other matters relating to any Blocked Account without further consent of the Grantor, even if such instructions are contrary to any instructions or demands that the Grantor may give to the Bank. The Bank may not comply with any instructions of the Grantor in respect of any Blocked Account prior to the end of the Activation Period (as defined below).  The LC Cash Collateral Account is the “LC Cash Collateral Account” as such term is described and used in the other Loan Documents.

Section 5.               Activation Period. During the Activation Period (as defined below), the Bank shall prevent the Grantor from making any withdrawals from any Blocked Account. The “Activation Period” means the period which commences on May 14, 2009 and which ends only on the first Business Day after the Bank has received written notice from the Administrative Agent that the Grantor is entitled to make a withdrawal from the Blocked Account and that this Agreement has terminated.  Funds are not available if, in the reasonable determination of the Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

Section 6.               Letters of Credit.

(a)           Notwithstanding the occurrence of the Maturity Date or any expiration or termination of the Credit Agreement and/or any other Loan Document, if the Issuing Bank shall make any disbursement in respect of a Letter of Credit, the Grantor agrees to reimburse such disbursement (which obligation shall be a “Reimbursement Obligation” as defined under the Credit Agreement, notwithstanding the occurrence of the Maturity Date or any expiration or termination of the Credit Agreement and/or any other Loan Document) by paying to the Administrative Agent an amount equal to such disbursement not later than 12:00 noon, New York City time, on the date that such disbursement is made, if the Grantor shall have received notice of such disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Grantor prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Grantor receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Grantor receives such notice, if such notice is not received prior to such time on the day of receipt.  The Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Grantor.  The Grantor, the Administrative Agent, the Issuing Bank and the Bank agree that the Administrative Agent may on the Grantor’s behalf make any such payment to the Issuing Bank from funds on deposit in any Blocked Account immediately after the Issuing Bank makes any disbursement in respect of a Letter of Credit, and such payment shall satisfy the Grantor’s reimbursement obligations under this clause (a) in connection with such disbursement.

(b)  The Grantor agrees that Section 2.14(d) and Section 2.14(f) of the Credit Agreement are incorporated into this Agreement as if fully set forth herein, mutatis mutandis.

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(c)           Notwithstanding the occurrence of the Maturity Date or any expiration or termination of the Credit Agreement and/or the Security Agreement, the Grantor agrees to pay to the Issuing Bank a fronting fee for each Letter of Credit equal to 0.125% per annum of the initial stated amount of such Letter of Credit (or, with respect to any subsequent increase to the stated amount of any such Letter of Credit, such increase in the stated amount).  Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its expiration date and shall be payable in arrears on the first Business Day of each month until the earlier of its expiration date and the date that this Agreement expires or is terminated in accordance with its terms.  All such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  In addition, the Grantor agrees to pay to the Issuing Bank all customary transaction costs and fees charged by the Issuing Bank in connection with the issuance of a Letter of Credit, such costs and fees to be due and payable on the date specified by the Issuing Bank in the invoice for such costs and fees.

Section 7.               Subordination. The Bank agrees that all of its present and future rights against any Blocked Account are subordinate to the Administrative Agent’s security interest therein and that it shall not offset, charge, deduct or otherwise withdraw funds from any Blocked Account except as permitted by Section 8, until it has been advised in writing by the Administrative Agent that all of the Applicable Secured Obligations are paid in full. The Administrative Agent shall notify the Bank promptly in writing upon payment in full of the Applicable Secured Obligations.

Section 8.               Permitted Charges. The Bank is permitted to charge any Blocked Account:

(a)           for its reasonable and customary fees and charges relating to such Blocked Account or this Agreement; and

(b)           in the event any Check deposited into such Blocked Account is returned unpaid for any reason or for any breach of warranty claim.

Section 9.               Payment of Charges.

(a)           If the balances in any Blocked Account are not sufficient to compensate the Bank for any fees or charges due the Bank in connection with such Blocked Account or this Agreement, the Grantor agrees to pay the Bank on demand the amount due the Bank. The Grantor will have breached this Agreement if it has not paid the Bank, within five days after any demand, the amount due the Bank.

(b)           If the balances in any Blocked Account are not sufficient to compensate the Bank for any returned Check, the Grantor agrees to pay the Bank on demand the amount due the Bank. The failure to so pay the Bank shall constitute a breach of this Agreement by the Grantor.

(c)           The Grantor hereby authorizes the Bank, without prior notice, from time to time to debit any other account the Grantor may have with the Bank for the amount or amounts due the Bank under Section 9(a) or 9(b).

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Section 10.             Statements. In addition to the original Bank statements that will be provided to the Grantor, the Bank will provide the Administrative Agent with a duplicate of each such statement and such other account information reasonably requested by the Administrative Agent without the Grantor’s further consent. The Grantor authorizes the Bank to provide any account information requested by the Administrative Agent.

Section 11.             Remedies.

(a)           Upon the occurrence of an Event of Default (including, for avoidance of doubt and without limitation, (x) any failure to comply with Sections 2(b), 2(c), 3 or 6(a) of this Agreement (without grace period), (y) any failure to comply with Section 6(c) of this Agreement within three Business Days after the fees described therein become due and payable, and (z) any representation or statement made or deemed to be made by the Grantor in this Agreement proving to have been incorrect in any material respect when made or deemed made), if Cash Collateral remains in any Blocked Account, the Administrative Agent may, without notice to the Grantor of any kind, except for notices required by law which may not be waived, apply the Cash Collateral, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or in any way relating to the Cash Collateral or the Blocked Accounts or the rights of the Grantor hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Applicable Secured Obligations.  Only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-608(a)(1)(C) of the UCC, need the Administrative Agent account for the surplus, if any, to the Grantor.  In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Applicable Secured Obligations, the Administrative Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the UCC.  To the extent permitted by law, the Grantor waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Administrative Agent and the Issuing Bank arising out of the exercise by them of any rights hereunder.

(b)           The Grantor shall remain liable for any deficiency if the proceeds of any disposition of the Cash Collateral are insufficient to pay the Applicable Secured Obligations; and the fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency and any other expenses incurred by the Administrative Agent in connection with such collection.

(c)           The Administrative Agent shall not by any act (except by written instrument pursuant to Section 22(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.  A waiver by the Administrative

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Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.

Section 12.             Administrative Agent’s Appointment as Attorney-in-Fact.

(a)           The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement and any other agreement securing, evidencing or relating to the Secured Obligations, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and any other agreement securing, evidencing or relating to the Secured Obligations, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b)           The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement and each other agreement securing, evidencing or relating to the Applicable Secured Obligations are terminated and the security interests created by this Agreement and each other agreement securing, evidencing or relating to the Applicable Secured Obligations are released.

Section 13.             Bank’s Liability and Duties.

(a)           The Bank will not be liable to the Grantor or the Administrative Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

(b)           In no event will the Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c)           The Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Bank, if (i) such failure or delay is caused by circumstances beyond the Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, terrorist activity, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of the Grantor or the Administrative Agent or (ii) such failure or delay resulted from the Bank’s reasonable

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belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d)           The Bank shall have no duty to inquire or determine whether the Grantor’s obligations to the Administrative Agent are in default or whether the Administrative Agent is entitled to provide any instructions to the Bank. The Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e)           Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against the Grantor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against the Grantor, the Bank may act as the Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f)            The Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning any Blocked Account or any Check and shall not be in violation of this Agreement for so doing.

Section 14.             Grantor Indemnity.

(a)           The Grantor shall indemnify the Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning the Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of the Bank. The Grantor’s obligations under this section shall survive termination of this Agreement.

(b)           The Grantor confirms and acknowledges that, notwithstanding the occurrence of the Maturity Date or any expiration or termination of the Credit Agreement and/or any other Loan Document, Section 10.05 (Indemnification) of the Credit Agreement is and shall remain applicable to the rights and obligations of the Grantor, the Administrative Agent and the Issuing Bank under and related to this Agreement, and that such provision shall survive the Termination Date (as defined below).

(c)           The agreements in this Section 14 shall survive termination of this Agreement and any other agreement securing, evidencing or relating to the Applicable Secured Obligations.

Section 15.             Costs.

(a)           The Grantor shall pay to the Bank, upon receipt of the Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with the enforcement of this Agreement and any

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instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce the Bank’s rights in a case arising under Title 11, United States Code. The Grantor agrees to pay the Bank, upon receipt of the Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

(b)           The Grantor confirms and acknowledges that, notwithstanding the occurrence of the Maturity Date or any expiration or termination of the Credit Agreement and/or any other Loan Document, Section 10.04 (Costs and Expenses) of the Credit Agreement is and shall remain applicable to the rights and obligations of the Grantor, the Administrative Agent and the Issuing Bank under and related to this Agreement, and that such provision shall survive the Termination Date (as defined below).

Section 16.             Termination.  This Agreement (other than those provisions expressly stated to survive termination) shall terminate upon the expiration, cancellation or termination and return to the Issuing Bank of all Letters of Credit, the payment in full by the Grantor of all other Applicable Secured Obligations and the expiration or termination of the Revolving Commitments (the date upon which all of the foregoing shall have occurred, the “Termination Date”).  The Administrative Agent may also terminate or it may assign this Agreement upon at least 30 days’ prior written notice to the Grantor, the Issuing Bank and the Bank; provided that upon the appointment of a successor Administrative Agent, this Agreement will be deemed assigned to such successor Administrative Agent without any further action by any party and no such notice shall be required. The Bank may terminate this Agreement upon at least 60 days’ prior written notice to the Grantor, the Issuing Bank and the Administrative Agent. The Grantor may not terminate this Agreement except with the written consent of the Administrative Agent and the Issuing Bank and upon prior written notice to the Bank.

Section 17.             Representations and Warranties.

(a)           Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its organizational documents or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance, validity and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b)           The parties each agree that it shall be deemed to make and renew each representation and warranty in this Section 17 on and as of each day on which the Grantor uses the services set forth in this Agreement.

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Section 18.             Notices. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Such notice shall be effective upon receipt.

Section 19.             No Other Relationship. Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Grantor, the Administrative Agent or the Issuing Bank.

Section 20.             Certain Releases.  The Administrative Agent agrees that, upon request of the Grantor, it will release Cash Collateral on deposit in the Blocked Accounts (a) in full, upon the Termination Date and (b) on and after the date upon which the Borrowers have complied with their obligations described in the definition of “Full Collateralization Date”, to the extent that the aggregate amount of Cash Collateral on deposit in the Blocked Accounts exceeds an amount equal to (i) 105% of the Letter of Credit Exposure allocable to all Letters of Credit outstanding on the date of such request minus (ii) the aggregate face amount of any substitute letter(s) of credit provided by the Grantor to the Issuing Bank (at the direction of or with the consent of the Administrative Agent) which names the Issuing Bank as beneficiary and which is in full force and effect on the date of such request (which letter of credit is in form and substance and from a financial institution satisfactory to the Issuing Bank and which otherwise complies with Section 2.14(e)(ii) of the Credit Agreement).  The Administrative Agent may at any time on the Full Collateralization Date and on any date thereafter, including without limitation in connection with the closing of the Refinance Transaction, require that the Grantor provide to the Issuing Bank a substitute letter of credit naming the Issuing Bank as beneficiary, in form and substance and from a financial institution satisfactory to the Issuing Bank, with a face amount equal to 105% of the aggregate Letter of Credit Exposure allocable to all Letters of Credit outstanding on such date.

Section 21.             Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.             Miscellaneous.

(a)           This Agreement may be waived, amended, supplemented or otherwise modified only by a writing signed by the Grantor, the Administrative Agent, the Issuing Bank and the Bank; except that the Bank’s charges are subject to change by the Bank upon 30 days’ prior written notice to the Grantor.

(b)           This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c)           This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and

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communications, oral or written, of any party relating to the subject matter hereof.  For the avoidance of doubt, notwithstanding anything to the contrary herein or in any other Loan Document or agreement securing, evidencing or relating to the Applicable Secured Obligations, the Administrative Agent’s security interest in the Cash Collateral shall not terminate except in accordance with Section 16 hereof, and this Agreement shall survive notwithstanding the occurrence of the Maturity Date and/or any expiration or termination of the Credit Agreement or any other Loan Document.

(d)           This Agreement shall be interpreted in accordance with the laws of the State of New York without reference to that state’s principles of conflicts of law, and that state shall be the Bank’s jurisdiction for purposes of the Uniform Commercial Code with respect to secured transactions relating to any Blocked Account or the Cash Collateral.

(e)           The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 23.             Amendment and Restatement of Existing Deposit Account Control Agreement.  The parties hereto agree that this Agreement amends and restates the Existing Agreement in its entirety and is not a new or substitute deposit account control agreement or novation of the Existing Agreement.  Each of the Loan Documents and any other agreement securing, evidencing or relating to the Applicable Secured Obligations remains in full force and effect as executed by the parties thereto unless expressly provided to the contrary herein, and nothing herein shall act as a waiver of any of the Administrative Agent’s or any Applicable Secured Party’s rights under any Loan Document or any other agreement securing, evidencing or relating to the Applicable Secured Obligations, including the waiver of any Default or Event of Default, if any, however denominated.

[Signature Pages Follow]

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Executed as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:	Barbara Paulsen
Title:	Managing Director

By:
Name:	Chung-Taek Oh
Title:	Vice President

Address for notices:

Société Générale
1221 Avenue of the Americas
New York, NY 10020
Attn: B. Paulsen
Fax: (212) 278-7953

SOCIÉTÉ GÉNÉRALE, as Issuing Bank

By:
Name:	Barbara Paulsen
Title:	Managing Director

By:
Name:	Chung-Taek Oh
Title:	Vice President

Address for notices:

Société Générale
1221 Avenue of the Americas
New York, NY 10020
Attn: B. Paulsen
Fax: (212) 278-7953

2

SOCIÉTÉ GÉNÉRALE, as Bank

By:
Name:	Barbara Paulsen
Title:	Managing Director

By:
Name:	Chung-Taek Oh
Title:	Vice President

Address for notices:

Société Générale
1221 Avenue of the Americas
New York, NY 10020
Attn: B. Paulsen
Fax: (212) 278-7953

3

MxENERGY INC., as Grantor

By:
Name:	Chaitu Parikh
Title:	CFO

Address for notices to any Grantor:

MxEnergy Inc.
595 Summer Street, Suite 300
Stamford, CT 06901
Attn: C. Parikh
Fax: (203) 975-9659

4

Schedule I

Part A

State/Entity	Action	Status
FERC	FERC FPA § 203 approval	Complete

Rochester Gas and Electric Corporation	Approval required under operating agreements	Consent requested on July 8, 2009

New York State Electric & Gas Corporation	Approval required under operating agreements	Consent requested on July 8, 2009

Part B

State	Action	Status
Georgia	Borrowers to provide the Commission: (i) informal status updates until closing of the Senior Notes Exchange Offer and (ii) a notice within 30 days of the closing of the Senior Notes Exchange Offer

Michigan	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Ohio	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

New Jersey	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Maryland	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Texas	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer and obtain amendment to REP certificate	Filed on July 9, 2009

Schedule I

(continued)

The following regulatory commissions will be notified as a courtesy, as the Borrowers have determined that such notifications are not required:

State	Action	Status
New York	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Pennsylvania	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

British Columbia	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Ontario	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Connecticut	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Florida	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Illinois	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Kentucky	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Massachusetts	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Indiana	Borrowers to notify Commission within 30 days of closing of Senior Notes Exchange Offer

Annex I

Schedule 2.01 - Commitments and Pro Rata Shares of the Lenders

REVOLVING COMMITMENTS AND PRO RATA SHARES OF THE REVOLVING LENDERS

Lender	Revolving Commitment On the Sixth Amendment Effective Date	Pro Rata Share

Société Générale	$25,178,571.44	26.7857143%

Wachovia Bank, N.A.	$25,178,571.44	26.7857143%

CoBank, ACB	$16,785,714.33	17.8571429%

Allied Irish Banks p.l.c.	$8,392,857.12	8.9285714%

Bank of America, N.A.	$8,392,857.12	8.9285714%

Morgan Stanley Bank	$6,714,285.67	7.1428571%

RZB Finance LLC	$3,357,142.88	3.5714286%

TOTAL:	$94,000,000.00	100.0000000%

Annex I

(continued)

BRIDGE LOANS AND PRO RATA SHARE OF THE BRIDGE LENDERS

Lender	Bridge Loans	Bridge Pro Rata Share

Denham Commodity Partners Fund LP	$5,000,000.00	92.5925926%

Jeffrey Mayer	$133,333.33	2.4691357%

Chaitu Parikh	$133,333.34	2.4691359%

Carole R. Artman-Hodge	$133,333.33	2.4691357%

TOTAL:	$5,400,000.00	100.0000000%